Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•Registration Statement (Form S-8 No. 333-254844)
•Registration Statement (Form S-8 No. 333-264181)
•Registration Statement (Form F-3 No. 333-269285)
•Registration Statement (Form S-8 No. 333-271290)

of our reports dated March 25, 2024, with respect to the consolidated financial statements of Olink Holding AB (publ) and the effectiveness of internal control over financial reporting of Olink Holding AB (publ) included in this Annual Report (Form 20-F) of Olink Holding AB (publ) for the year ended December 31, 2023.

/s/ Ernst & Young AB

Stockholm, Sweden
March 25, 2024